HemaCare Reports Ninth Consecutive Profitable Quarter

LOS ANGELES, CA -- (Marketwire - February 26, 2010) - HemaCare Corporation (OTCBB: HEMA) announced today fourth quarter and year end 2009 results, which showed an 8% improvement in 4th quarter 2009 net income before discontinued operations compared to the prior year. Revenue for the quarter was $8.2 million, 17% lower than the prior year, while revenue for the year was $36.4 million, 3% lower than in 2008.

The Company generated fourth quarter net income of $196,000, or $0.02 per fully diluted share, and yearly net income of $855,000, or $0.08 per fully diluted share. For the fourth quarter of 2008, the Company generated $179,000 in net income, or $0.02 per fully diluted share, and for the year $979,000, or $0.10 per fully diluted share. Included in results was a loss of $13,000 from discontinued operations in the fourth quarter of 2009. For all of 2009, discontinued operations generated a loss of $50,000, compared to a gain of $80,000 for 2008.

Commenting on the results, John Doumitt, the Company's Chief Executive Officer, stated, "In 2009 the weak economy reduced demand for blood products and led to increased price competition throughout the industry. We responded with an emphasis on HemaCare's unique service-focused operations that provide significantly greater value to customers and patients. As a result, our competitive posture and operating margins have improved."

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains unaudited financial data, which is derived from our audited financial statements that will be included in and first issued upon the filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The unaudited financial data presented in this press release reflects management's estimates, judgments, and assumptions about the reported amounts of assets, liabilities, revenues, and expenses at December 31, 2009 and for the periods then ended. Subsequent events or transactions that occur prior to the date the Company first issues its audited financial statements may provide additional evidence about conditions that existed at December 31, 2009, which could result in changes in management's estimates, judgments, and assumptions about the reported amounts of assets, liabilities, revenues, and expenses, and result in the audited financial statements first issued in the Company's Annual Report on Form 10-K to differ materially from the financial date presented in this press release.

This press release also contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. The forward-looking statements in this press release include statements that HemaCare's unique service-focused operations provide significantly greater value to customers and patients, and that our competitive posture and operating margins have improved. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: a reduction in operating margins occasioned by costs increasing more rapidly than market prices, the reduced demand for blood products, declining blood donations, the loss of customers or the inability to pass on cost increases due to increased competition, an increase in operating costs due to changes in industry regulations and standards, a decrease in reimbursement rates; our competitive position may decline due to the potential adverse effect from changes in the healthcare industry, including consolidations, which could affect access to customers, our inability to attract, retain and motivate management and other skilled employees, an increased emphasis by our competitors on customer service may diminish the advantages we enjoy from our service-focused operations, and our competitors' not-for-profit status gives them advantages in acquiring customers; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

                           HemaCare Corporation
                        Condensed Consolidated Data
                                (Unaudited)

                           Three Months Ended        Twelve Months Ended
                              December 31,                December 31,
                            2009         2008         2009         2008
                        -----------  -----------  -----------  ------------
Statements of Income:

Revenue                 $ 8,246,000  $ 9,974,000  $36,387,000  $ 37,618,000

Gross Profit            $ 1,430,000  $ 1,701,000  $ 6,452,000  $  6,502,000
                        -----------  -----------  -----------  ------------

General and
 administrative
 expenses               $ 1,212,000  $ 1,513,000  $ 5,575,000  $  5,893,000

Other income            $         -  $         -  $         -  $    331,000
                        -----------  -----------  -----------  ------------

Income from continuing
 operations before
 income taxes           $   218,000  $   188,000  $   877,000  $    940,000

Provision for (benefit
 from) income taxes     $     9,000  $    (4,000) $   (28,000) $     41,000

                        -----------  -----------  -----------  ------------
Net income from
 continuing operations  $   209,000  $   192,000  $   905,000  $    899,000
                        -----------  -----------  -----------  ------------

Income (loss) from
 discontinued
 operations, net of tax $   (13,000) $   (13,000) $   (50,000) $     80,000
                        -----------  -----------  -----------  ------------

Net income              $   196,000  $   179,000  $   855,000  $    979,000
                        ===========  ===========  ===========  ============

Basic earnings per
 share                  $      0.02  $      0.02  $      0.09  $       0.10
                        ===========  ===========  ===========  ============

Diluted earnings per
 share                  $      0.02  $      0.02  $      0.08  $       0.10
                        ===========  ===========  ===========  ============

Weighted average shares
 outstanding - basic      10,050,000    9,887,000   10,008,000    9,533,000
                        ============ ============ ============ ============

Weighted average shares
 outstanding - diluted    10,258,000   10,103,000   10,132,000    9,706,000
                        ============ ============ ============ ============

                                                 December 31,  December 31,
                                                     2009          2008
                                                 ------------  ------------
Balance Sheets:

Assets
Cash and cash equivalents                        $  1,007,000  $    903,000
Other current assets                                5,368,000     8,298,000
Non-current assets                                  4,200,000     4,495,000
                                                 ------------  ------------
Total assets                                     $ 10,575,000  $ 13,696,000
                                                 ============  ============

Liabilities and Shareholders' Equity
Current liabilities                              $  4,450,000  $  8,513,000
Long-term liabilities                                 600,000       645,000
Shareholders' equity                                5,525,000     4,538,000
                                                 ------------  ------------
Total liabilities and shareholders' equity       $ 10,575,000  $ 13,696,000
                                                 ============  ============

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com